UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of April 2, 2024, Cronos Group Inc. (the “Company”) and Cronos Israel G.S. Cultivation Ltd. (“Cronos Israel”) entered into an Amended and Restated Executive Employment Agreement (the “Gorelik Employment Agreement”) with Ran Gorelik, pursuant to which Mr. Gorelik will become Chairman of Cronos Israel and will no longer serve as General Manager (Cronos Israel). Pursuant to the Gorelik Employment Agreement, Mr. Gorelik will continue in the position as as Chairman of Cronos Israel until April 1, 2026 (the “Scheduled End Date”), at which time his employment with the Company will automatically terminate. The Company will pay Mr. Gorelik a base salary as follows:
i.for the period from April 2, 2024 to April 1, 2025, a monthly base salary of NIS 45,000 gross; and
ii.for the period from April 2, 2025 to the Scheduled End Date, a monthly base salary of NIS 30,000 gross.

Mr. Gorelik’s annual target bonus opportunity will be NIS189,000 for the 2024 fiscal year and NIS90,000 for the 2025 fiscal year, subject to the terms of the annual bonus plan, as amended or terminated by the Company in its discretion. Mr. Gorelik will be eligible to receive annual grants of equity-based awards of US$100,000 in respect of the 2024 fiscal year and US$50,000 in respect of the 2025 fiscal year.

The foregoing description of the Gorelik Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gorelik Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.    Other Events.

Effective as of April 2, 2024, Adam Wagner was appointed serve as Senior Vice President, Head of Cronos Israel. Mr. Wagner will oversee the business and strategy of Cronos Israel, including the day-to-day operations, providing oversight to teams across operations, regulatory, sales and marketing departments while also providing regional support to corporate functions including finance, human resources, and legal. Prior to his appointment as Senior Vice President, Head of Cronos Israel, Mr. Wagner served as Vice President of Finance of Cronos Israel.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated as of April 2, 2024, by and among Mr. Gorelik, Cronos Israel G.S. Cultivation Ltd. and Cronos Group Inc.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on April 2, 2024 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: April 2, 2024	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer